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                                                                    EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS


               We hereby consent to the incorporation by reference in this proxy statement/prospectus on Form S-4/A of Western Multiplex Corporation of our report dated January 21, 2002 relating to the financial statements, which appears in the Proxim, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
San Jose, California
February 25, 2002